Item 23.1 Independent Registered Public Accounting Firm’s Consent, Templeton & Company, LLP

Consent of Independent Registered Public Accounting Firm

Florida Public Utilities Company 401(k) Plan

West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Florida Public Utilities Company Employee Stock Purchase Plan of our report dated June 29, 2009, relating to the financial statements and supplemental schedules of Florida Public Utilities Company 401(k) Plan appearing in this Form 11-K for the year ended ..

/s/ Templeton & Company, LLP

Templeton & Company, LLP

Certified Public Accountants

West Palm Beach, Florida

June 29, 2009